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                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Release") is entered into as of the 10th day of May, 2002 by and between CGI Information Technology Services, Inc., f/k/a IMRglobal Corp. ("CGI") and CyberCare, Inc. ("CyberCare").

                                    RECITALS:

         WHEREAS, in the past, CGI Information Technology Services, Inc., f/k/a IMRglobal Corp. ("CGI"), provided materials and services to CyberCare, Inc. ("CyberCare"); and

         WHEREAS, in a letter dated June 15, 2001, CyberCare agreed to pay One Million, One Hundred Twelve Thousand, Seven Hundred Sixteen Dollars ($1,112,716.00) to CGI as compensation for materials and services provided by CGI to CyberCare; and

         WHEREAS, payment was not made, resulting in the filing of a lawsuit styled IMRGLOBAL CORP. V. CYBERCARE, INC., Case Number 01-8766-CI-011, in the Circuit Court in Pinellas County, Florida (the "Litigation"); and

         WHEREAS, CGI and CyberCare now wish to enter into a settlement agreement to resolve all pending disputes between them, including the Litigation.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

                                     TERMS:

         1. Simultaneously with the parties' mutual execution and exchange of this Release, CyberCare will wire the sum of One Hundred Fifty Thousand Dollars ($150,000.00) to CGI.

         2. Within five (5) business days following the parties mutual execution and exchange of this Release, CyberCare will issue to CGI Five Hundred Thousand (500,000) shares of restricted CyberCare common stock (the "Settlement Shares"). CyberCare will, at its own cost and expense, no later than May 31, 2002, file a registration statement appropriate for the Settlement Shares (the "Registration Statement") with the United States Securities and Exchange Commission ("SEC"), and use its reasonable best commercial efforts to have the Registration Statement declared effective by the SEC, and use its reasonable best commercial efforts to maintain the effectiveness of the Registration Statement for a period of twenty-four (24) months thereafter, so as to enable the Settlement Shares, upon the effectiveness of the Registration Statement and for the above-specified period thereafter, to be freely tradable by CGI, until sold by CGI in accordance with the terms of this Release, all applicable state and federal securities laws and regulations and in accordance with the Registration Statement. CGI agrees to restrict its sales of the Settlement Shares to no more than 20,000 shares in any trading day and 300,000 shares in any calendar month; provided, however, that on trading days when the trading volume for CyberCare's common stock is greater than 2,000,000 (not including any Settlement Shares),

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the daily restriction shall increase to 100,000 Settlement Shares (the "Sale
Restrictions"). The number of Settlement Shares referred to in the foregoing shall be adjusted to reflect any change in the capitalization of CyberCare, including, but not limited to, such changes as a stock split, stock dividend, recapitalization or the like.

         3. CyberCare, upon the signing of this Release, releases CGI, its predecessors and successors, its officers and directors, and its assigns ("CGI Releasees") from any and all claims, whether known or unknown, that CyberCare, its officers and directors, successors and predecessors, or assigns ("CyberCare Releasors"), have or may have against CGI Releasees. This release is general in nature, but specifically includes all claims, defenses and set-offs asserted by CyberCare in the Litigation. SPECIFICALLY EXCLUDED FROM THIS RELEASE IS CYBERCARE'S RIGHT TO ENFORCE ANY OF CGI'S OBLIGATIONS PURSUANT TO THIS RELEASE AND CGI'S OBLIGATION TO COMPLY WITH THE SALE RESTRICTIONS IMPOSED UNDER SECTION 2.

         4. Upon completion of (a) the wiring of the $150,000 described in
Section 1, (b) the delivery of share certificates representing the Settlement Shares, as described in Section 2, and (c) the Registration Statement being declared effective by the SEC (collectively (a), (b) and (c) are referred to as the "Settlement Obligations"), CGI releases CyberCare, its affiliates and subsidiaries, and its and their respective successors and predecessors, and its and their respective officers, directors, shareholders, representatives and assigns (collectively the "CyberCare Releasees") from any and all claims, whether known or unknown, that CGI, its officers and directors, successors and predecessors, or assigns ("CGI Releasors") may have against CyberCare Releasees. This release is general in nature, but specifically includes the claims asserted, or which could have been asserted, in the Litigation. SPECIFICALLY EXCLUDED FROM THIS RELEASE IS CGI'S RIGHT TO ENFORCE ANY OF CYBERCARE'S OBLIGATIONS PURSUANT TO THIS RELEASE AND CYBERCARE'S OBLIGATION TO MAINTAIN REGISTRATION OF THE SETTLEMENT SHARES AS SPECIFIED HEREIN.

         5. CyberCare agrees that in the event it fails to perform or satisfy the completion of any of the Settlement Obligations, it stipulates to a judgment in the amount of $1,112,716.00 minus any money that CGI has recovered as a result of payments by CyberCare to CGI pursuant to the terms of this Release and the proceeds of any sale, transfer or disposition of Settlement Shares as set forth in this Release. CyberCare will, however, be responsible for pre-judgment interest from the date of breach through the entry of a judgment. To activate this clause, CGI need only file an affidavit of default and give CyberCare 10 days written notice of a hearing for entry of a judgment. CyberCare's only defense to entry of a judgment will be proof that it has fully performed the Settlement Obligations.

         6. If CyberCare should file bankruptcy within ninety (90) days following the effectiveness of the Registration Statement (a "Filing"), the parties agree that if by the date of the Filing CGI has not sold all of the Settlement Shares the bankruptcy will be considered the same as a default as set forth in the preceding paragraph, giving CGI the right to seek to recover through proceedings in or after bankruptcy, the full amount of $1,112,716.00 minus any money


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already recovered by CGI as a result of the payments and sale of Settlement
Shares pursuant to this Release.

         7. Once CyberCare has satisfied the Settlement Obligations, the parties will promptly enter into a stipulated order to be entered in the Litigation approving the settlement represented by this Release, dismissing the Litigation with prejudice, but allowing the court to retain jurisdiction to enforce the terms of this Release in the event of a default by either party. CGI agrees it shall comply with all applicable state and federal securities laws and regulations in connection with the disposition, transfer or sale of the Settlement Shares and shall not attempt to or dispose of, transfer or sell the Settlement Shares indirectly to or through one or more third parties so as to contravene or avoid the Sale Restrictions described in Section 2.

         8. The parties waive trial by jury in any action to enforce this Release.

         9. The parties agree that the sole and exclusive jurisdiction in any action to enforce this Release will be the Circuit Court in the Sixth Judicial Circuit of Florida or, if a bankruptcy is filed, the bankruptcy court having jurisdiction.

         10. The parties agree that they have had an opportunity to consult with counsel prior to entering into this Release and that they knowingly and willingly entered into this Release.

         11. There will be no modifications of this Release except those that are in writing and signed by both parties hereto.

         12. The terms of this Release shall be binding upon and enforceable by the parties and their respective successors and assigns.


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         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release as of the date first written above.

CYBERCARE, INC.

By:
     ------------------------------------------------
Name:
      -----------------------------------------------
Its:
     ------------------------------------------------


STATE OF FLORIDA
COUNTY OF __________________

         The foregoing was acknowledged before me this _____ day of __________, 2002, by ___________________, as _______________ of CyberCare, Inc., who ( ) is
personally known to me ( ) who presented _________________________ as identification, and who did not take an oath.



                                                 -------------------------------
                                                 Notary Public, State of Florida
                                                 My Commission Expires:


CGI INFORMATION TECHNOLOGY SERVICES, INC.,
F/K/A IMRGLOBAL CORP.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Its:
      -----------------------------------------------


STATE OF FLORIDA
COUNTY OF ______________

         The foregoing was acknowledged before me this _____ day of __________, 2002, by ___________________, as _______________ of CGI who ( ) is personally known to me ( ) who presented _________________________ as identification, and who did not take an oath.



                                                 -------------------------------
                                                 Notary Public, State of Florida
                                                 My Commission Expires:


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